Exhibit 99.1

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Table of Contents

December 31, 2013

Page

Independent Auditors’ Report	1 - 2

Consolidated Financial Statements:

Balance Sheet	3 - 4

Statement of Operations	5

Statement of Redeemable Preferred Stock and Stockholders’ Deficit	6

Statement of Cash Flows	7 - 8

Notes to Consolidated Financial Statements	9 - 27

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Omnilink Systems, Inc.
Alpharetta, Georgia

We have audited the accompanying consolidated financial statements of Omnilink Systems, Inc. and Subsidiary (a C-Corporation), which comprise the consolidated balance sheet as of December 31, 2013 and the related consolidated statements of operations, redeemable preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omnilink Systems, Inc. and Subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ FRAZIER & DEETER, LLC
April 15, 2014

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Balance Sheet

December 31, 2013

Assets

Current assets:
Cash and cash equivalents	$269,548
Accounts receivable, net of allowance for uncollectible accounts of $188,069	3,016,705
Inventories	918,553
Prepaid expenses and other current assets	445,991
Deferred costs	154,693

Total current assets	4,805,490

Property and equipment, net	1,419,031

Other assets:
Patent, net of accumulated amortization of $13,746	253,602
Deposits	90,640

Total other assets	344,242

Total Assets	$6,568,763

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Balance Sheet - Continued

December 31, 2013

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$1,969,482
Accrued expenses	985,142
Deferred revenue	272,572
Line of credit	1,670,150
Long-term debt - current portion	800,004

Total current liabilities	5,697,350

Long-term debt, net of current portion	1,266,656
Deferred rent	169,604

Total liabilities	7,133,610

Commitments and contingencies

Redeemable Preferred Stock:
Redeemable preferred stock - Series B-2, $0.00002 par value; 14,000,000 shares authorized; 13,046,530 shares issued and outstanding; liquidation preference of $2,160,000	2,160,000
Redeemable preferred stock - Series B-1, $0.00002 par value; 35,000,000 shares authorized; 32,864,988 shares issued and outstanding; liquidation preference of $5,569,038	5,569,038
Redeemable preferred stock - Series B, $0.00002 par value; 15,000,000 shares authorized; 14,243,934 shares issued and outstanding; liquidation preference of $10,881,545	10,923,252
Preferred stock - Series A, $0.00002 par value; 3,000,000 shares authorized; 2,903,207 shares issued and outstanding; liquidation preference of $621,286	664,891

Stockholders’ Deficit:
Common stock, $0.00002 par value; 150,000,000 shares authorized; 20,544,090 shares issued; 19,872,590 outstanding	480
Treasury stock - common, at cost, 671,500 shares	(66,001)
Additional paid-in capital	4,507,591
Accumulated deficit	(24,324,098)

Total redeemable preferred stock and stockholders’ deficit	(564,847)

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit	$6,568,763

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statement of Operations

Year Ended December 31, 2013

Revenue	$12,796,382

Cost of revenue	4,905,609

Gross profit	7,890,773

Operating expenses (income):
Sales and marketing	1,034,843
Research and development	3,052,570
General and administrative	3,591,524
Gain on sale of monitoring equipment	(176,611)

Total operating expenses	7,502,326

Operating income	388,447

Interest expense	(293,295)

Net income	95,152

Accretion of issuance costs and dividends on redeemable preferred stock	(48,095)

Net income attributable to common stockholders	$47,057

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statement of Redeemable Preferred Stock and Stockholders’ Deficit

For the Year Ended December 31, 2013

	Redeemable Preferred Stock								Stockholders’ Deficit
	Series B-2 Preferred Stock		Series B-1 Preferred Stock		Series B Preferred Stock		Series A Preferred Stock		Common Stock		Treasury Shares		Additional Paid-In	Accumulated	Total (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2012	13,046,530	$2,111,905	32,864,988	$5,569,038	14,243,934	$10,923,252	2,903,207	$664,891	19,822,590	$479	(600,000)	$(66,000)	$4,545,030	$(24,419,250)	$(670,655)

Exercise of stock options	-	-	-	-	-	-	-	-	50,000	1	-	-	499	-	500
Stock compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	10,157	-	10,157
Purchase of treasury stock	-	-	-	-	-	-	-	-	-	-	(71,500)	(1)	-	-	(1)
Accretion of issuance cost and dividends on redeemable preferred stock	-	48,095	-	-	-	-	-	-	-	-	-	-	(48,095)	-	-
Net income - 2013	-	-	-	-	-	-	-	-	-	-	-	-	-	95,152	95,152

Balance, December 31, 2013	13,046,530	$2,160,000	32,864,988	$5,569,038	14,243,934	$10,923,252	2,903,207	$664,891	19,872,590	$480	(671,500)	$(66,001)	$4,507,591	$(24,324,098)	$(564,847)

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2013

Cash flows from operating activities:
Net income	$95,152

Adjustments to reconcile net income to net cash used in operating activities:
Provision for bad debt	(188,474)
Depreciation and amortization	722,021
Gain on sale of monitoring equipment	(176,611)
Stock-based compensation	10,157
Deferred rent adjustment	(23,436)

Changes in assets and liabilities:
Accounts receivable	(783,548)
Inventories	(607,533)
Prepaid expenses and other current assets	38,501
Deferred costs	(154,693)
Accounts payable	738,096
Accrued expenses	(127,339)
Deferred revenue	218,921

Net cash used in operating activities	(238,786)

Cash flows from investing activities:
Proceeds from the sale of property and equipment	187,067
Purchases of property and equipment	(913,714)
Development of patents	(37,906)
Change in deposits on monitoring equipment	1,155

Net cash used in investing activities	(763,398)

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows - Continued

For the Year Ended December 31, 2013

Cash flows from financing activities:
Borrowings on long-term debt	1,000,000
Payments made on long-term debt	(800,004)
Net borrowings on line of credit	820,150
Repurchase of treasury stock	(1)
Proceeds from exercise of stock options	500

Net cash provided by financing activities	1,020,645

Net increase in cash and cash equivalents	18,461

Cash and cash equivalents, beginning of year	251,087

Cash and cash equivalents, end of year	$269,548

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$202,885

Supplemental Disclosure of Noncash Investing and Financing Transactions:

Accretion of issuance costs and dividends on redeemable preferred stock	$48,095

Accrued capital expenditures	$126,416

Issuance of warrants	$131,285

See notes to consolidated financial statements.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies:

Omnilink Systems, Inc. and Subsidiary (the Company or Omnilink) is a leader in the location-based services industry.  The Company’s judicial and commercial solutions provide the real-time location of people and valuable assets through a unique combination of cellular and global positioning satellite (GPS) technology.  Through this technological advance, Omnilink solutions can locate people or assets even in situations where GPS alone does not work.  Omnilink judicial solutions are used by government agencies and community corrections organizations across the country to monitor the location of offenders in alternative sanctions programs.  With the Company’s single-unit monitoring device, officers can even assign “mobile exclusion zones” that send alerts if offenders get too close to victims or criminal cohorts.  Omnilink’s commercial solutions provide the real-time location of people, such as Alzheimer patients or lone workers, and assets, such as vehicles and bank bags, when their safety and security are of paramount importance.  While most of the Company’s arrangements are not contractually long-term in nature, low customer turnover and increasing numbers of deployed devices have created a base of recurring revenue.  For the year ended December 31, 2013, the Company recognized approximately $11.8 million in monthly service fees and approximately $1.0 million in hardware sales and activation fees.

Since inception, the Company has incurred accumulated losses of approximately $24.3 million.  Management expects cash to be generated by future operations, but there can be no assurance that the Company will not require additional funds.  Management may seek to satisfy any future funding requirements through private offerings of securities, bank financing, or from other sources.  The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and, ultimately, to obtain profitable operations.

Basis of presentation

The Company applies the Financial Accounting Standards Board (FASB) Codification (Codification).  The Codification is the single official source of authoritative generally accepted accounting principles in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities.  All of the Codification’s content carries the same level of authority.

Basis of consolidation

The consolidated financial statements include the accounts of Omnilink Systems, Inc. and its wholly-owned subsidiary, Telemetry Services Corporation.  Significant intercompany accounts and transactions have been eliminated in consolidation.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies - continued:

Revenue recognition

The Company recognizes revenue principally on three types of transactions: sales of products, subscriber fees for service contracts, and professional development services.  Generally, revenue is recognized when all of the following are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or the services have been rendered, (3) the sales price is fixed or determinable, and (4) collection is reasonably assured.

Revenue relating to the sale of devices is recognized when devices are shipped to customers.   Substantially all of the Company’s revenue contracts for device purchases are accounted for under the amended terms of Accounting Standards Codification (ASC) 605, Revenue Recognition (Accounting Standard Updates (ASU) 2009-13 and ASU 2009-14), which the Company believes better reflects the Company’s economic performance.  Under the amended guidance:

●
Management’s best estimate of selling price is used for the individual elements of an arrangement with multiple deliverables when vendor-specific objective evidence (VSOE), vendor objective evidence (VOE) or third-party evidence (TPE) is unavailable; and

●
The Company’s tangible products containing software components and non-software components that function together to deliver the product’s essential functionality would be scoped out of the accounting guidance on software and accounted for based on other appropriate revenue recognition guidance.

The Company recognizes revenue from the provision of locating services on service contracts, which consist of fixed monthly recurring charges and variable usage charges utilizing the Company’s monitoring devices.  The Company recognizes all service revenues as the services are rendered.  Fees received from customers in advance are deferred until the services are provided.

Use of estimates in the preparation of consolidated financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies - continued:

Cash and cash equivalents

The Company considers all highly liquid investment instruments with original maturities of three months or less when purchased to be cash equivalents.  At various times throughout the year ended December 31, 2013, cash and cash equivalent balances held at some financial institutions were in excess of the federally-insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on its cash and cash equivalents.

Accounts receivable and allowance for uncollectible accounts

Accounts receivable are stated at the amount the Company expects to collect, do not bear interest, and are uncollateralized.  The Company considers the need for an allowance for uncollectible accounts based upon numerous factors including past transaction history with customers, their credit worthiness, and other information.  To the extent that limited historical experience is not indicative of future performance or other assumptions used by management do not prevail, the allowance for uncollectible accounts could differ significantly, resulting in future allowances for uncollectible accounts.  Receivables are written off once management determines that the receivable is no longer collectible.

Inventories

Inventories consist primarily of work-in-process and finished goods and are stated at the lower of cost or market.  The average costing method of determining cost is used for valuing inventories.

Shipping costs

Shipping costs, which are primarily comprised of outbound freight costs, amounted to approximately $175,000 for the year ended December 31, 2013, and are reported in cost of revenue.

Deferred costs

Deferred costs as of December 31, 2013, represented the direct costs incurred relating to revenue that was deferred on one contract and was recognized in conjunction with the recognition of the related revenue during the year ended December 31, 2013.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies - continued:

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the various assets that range from one to seven years.  Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Patents

As of December 31, 2013, the Company recorded approximately $267,000 of patent costs.  These costs are capitalized until the patent is granted, at which time the Company begins to amortize the patent over its estimated life, or the patent is denied, at which time the Company expenses the capitalized costs.  The average estimated life of granted patents was 17 years as of December 31, 2013.  During the year ended December 31, 2013, amortization expense totaled approximately $7,000.

Deposits

The Company places deposits with a vendor for purchases of inventory.

Advertising expense

Advertising costs are expensed as incurred.  Advertising expense was approximately $50,000 for the year ended December 31, 2013, and is recorded in sales and marketing in the accompanying consolidated statements of operations.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies - continued:

Income taxes

The Company accounts for income taxes utilizing the asset and liability method.  This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.  Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position.  Tax years that remain subject to examination by major tax jurisdictions date back to the year ended December 31, 2010.  As of December 31, 2013, there are no known items which would result in a material accrual related to a federal or state tax position.

Stock-based compensation

The Company has adopted the provisions of the Codification which require companies to recognize expense related to the fair value of stock-based compensation awards, including employee stock options.  Stock-based compensation expense was approximately $10,000 for the year ended December 31, 2013.  The total compensation cost related to nonvested awards not yet recognized in the financial statements is approximately $5,000 as of December 31, 2013.  This amount will be recognized as expense ratably through 2015.

The fair value of options granted is estimated on the date of grant using the Black-Scholes option pricing model.  No options were granted during the year ended December 31, 2013.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   1 - Description of business and summary of significant accounting policies - continued:

Fair value hierarchy

The Company utilizes a valuation technique to measure the fair value of assets and liabilities by using a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs.  The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels of the fair value hierarchy are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2 - Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

●	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Subsequent events

The Company has evaluated subsequent events through April 15, 2014, which is the date these financial statements were available to be issued.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   2 - Property and equipment:

Property and equipment consisted of the following at December 31, 2013:

Computer equipment	$1,360,729
Computer software	821,202
Furniture	149,112
Leasehold improvements	114,438
Monitoring equipment	7,148,162

9,593,643
Less: Accumulated depreciation and amortization	(8,174,612)

Property and equipment, net	$1,419,031

For the year ended December 31, 2013, depreciation and amortization expense totaled approximately $715,000.

Note   3 - Inventories:

The principal components of inventories are summarized below at December 31, 2013:

Work-in-progress	$77,997
Finished goods	840,556

$918,553

Note   4 - Long-term debt and line of credit:

In April 2011, the Company amended and restated its revolving term loan and line of credit.  Under the terms of the agreement, the proceeds of $3,000,000 from the new term loan were used to repay the Company’s previous revolving term loan and line of credit debt balances, which matured in April and May 2011, respectively.  In May 2013, the Company executed a new credit facility in the aggregate amount of $2,000,000.  The facility consists of a term loan of $1,000,000, all of which was disbursed to the Company in May 2013, and a revolving loan facility with a maximum principal amount of $1,000,000.  Concurrent with the credit facility agreement, the Company issued the holder of this facility warrants to purchase up to 995,000 shares of the Company’s common stock.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   4 - Long-term debt and line of credit - continued:

The long-term debt and line of credit of the Company consisted of the following at December 31, 2013:

Revolving term loan, payable in 12 monthly principal payments of $50,000 plus accrued interest commencing on May 1, 2011 and 36 monthly principal payments of $66,667 plus accrued interest commencing on June 1, 2012; the loan bears interest at Prime plus 2.50%, Prime was 3.25% at December 31, 2013; all unpaid principal and accrued interest are due in April 2015.	$1,066,660

Line of credit, maximum availability is $1,750,000; interest only payments; interest rate of Prime plus 3.5%, Prime was 3.25% at December 31, 2013; outstanding balance due in full at maturity in April 2015.	1,670,150

$1,000,000 term loan bearing interest at 10%; interest only payments due monthly; outstanding balance due in full at maturity in May 2015.	1,000,000

Total long-term debt	3,736,810

Less: Current portion of long-term debt and line of credit	(2,470,154)

Long-term debt	$1,266,656

The Company’s credit facilities are subject to various financial covenants.  In January 2013, the credit facility agreement was amended to restate the financial covenant requirements and increase the maximum availability on the line of credit to $1,750,000.

The line of credit and revolving term loan are guaranteed by an investor in the Company.

Substantially all of the Company’s assets are pledged as collateral for these loans.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity:

Voting rights

Each holder of shares of Preferred Stock shall be entitled to the number of shares of Common Stock into which such shares of Preferred Stock could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company.  The Series B Redeemable Preferred Stock (Series B Stock), Series B-1 Redeemable Preferred Stock (Series B-1 Stock), and Series B-2 Redeemable Preferred Stock (Series B-2 Stock) are collectively referred to below as the “Series B Preferred.”

For as long as 1,000,000 shares of Series A Preferred Stock (Series A Stock) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least 67% of the outstanding shares of Series A Stock shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company that adversely alters or changes the rights, preferences, or privileges of the Series A Stock in a manner that has a greater negative impact specifically on the Series A Stock than any concurrent alterations or changes made to any other class or series of the Company’s Preferred Stock, if any.

For as long as 1,000,000 shares of Series B Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least 67% of the outstanding shares of Series B Stock shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company that adversely alters or changes the rights, preferences, or privileges of the Series B Stock, whether by amendment, merger, recapitalization, reclassification, or otherwise, in a manner that has a greater negative impact specifically on the Series B Stock than any concurrent alterations or changes made to any other class or series of the Company’s Preferred Stock, if any.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity - continued:

Voting rights - continued

For as long as 1,000,000 shares of Series B-1 Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least 67% of the outstanding shares of Series B-1 Stock shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company that adversely alters or changes the rights, preferences, or privileges of the Series B-1 Stock, whether by amendment, merger, recapitalization, reclassification, or otherwise, in a manner that has a greater negative impact specifically on the Series B-1 Stock than any concurrent alterations or changes made to any other class or series of the Company’s Preferred Stock, if any.

For as long as 1,000,000 shares of Series B-2 Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least 67% of the outstanding shares of Series B-2 Stock shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company that adversely alters or changes the rights, preferences, or privileges of the Series B-2 Stock, whether by amendment, merger, recapitalization, reclassification, or otherwise, in a manner that has a greater negative impact specifically on the Series B-2 Stock than any concurrent alterations or changes made to any other class or series of the Company’s Preferred Stock, if any.

For as long as at least 1,000,000 shares of Series B Stock remain outstanding, the holders of Series B Stock, voting as a separate class on an as-if-converted basis, shall be entitled to elect one member of the Board of Directors (the Board).  The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Board.  The remaining two Board members shall be elected by the holders of Common Stock, Series A Stock, and Series B Preferred, voting together on an as-if-converted basis.

For as long as 1,000,000 shares of Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred, voting together as a single class on an as-if-converted basis, shall be necessary for effecting or validating actions or agreements of the Company such as:

1.	Any modification to the rights, preferences, privileges, or restrictions of the Series B Preferred;

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity - continued:

Voting rights - continued

2.
Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock and any issuance of additional shares of Common Stock or Preferred Stock or any convertible securities convertible into such shares;

3.
Any authorization or any designation of any class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series B Preferred, or any increase in the authorized or designated number of shares of any such class or series.

Dividend rights

Holders of Series B Preferred, in preference to the holders of Series A Stock and Common Stock, shall be entitled to receive when, as and if declared by the Board, but only out of funds that are legally available, cumulative cash dividends at the rate of 8% of the original issue price on each outstanding share of Series B Preferred.  Such dividends shall accrue on each share from its respective date of purchase and shall accrue whether or not earned or declared.  Such dividends shall be payable upon the first to occur of: (1) declaration by the Board, (2) any redemption of any capital stock other than a “permitted redemption,” as defined, or (3) any acquisition or “asset transfer,” as defined.  The maximum amount of dividends on Series B Preferred shall be 8% of the original issue price.

Holders of Series A Stock, junior to the holders of Series B Preferred but in preference to the holders of Common Stock, shall be entitled to receive when, as and if declared by the Board, but only out of funds that are legally available, cash dividends at a rate of 7% of the original issue price on each outstanding share of Series A Stock.  Such dividends shall accrue on each share from its respective date of purchase and shall accrue whether or not earned or declared.  Such dividends shall be payable upon the first to occur of: (1) declaration by the Board, (2) any redemption of any capital stock other than a “permitted redemption,” as defined, or (3) any acquisition or “asset transfer,” as defined, provided that the Company shall not in any event pay or be required to pay any dividends to holders of Series A Stock unless the holders of the Series B Preferred then outstanding have received, or simultaneously receive, a dividend on each outstanding share of Series B Preferred in an amount at least equal to the fully accrued amount attributable thereto.  The maximum amount of dividends on Series A Stock shall be 7% of the original issue price.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity - continued:

Liquidation rights

In the event of any liquidation, dissolution, or winding up of the Company, before any distribution or payment shall be made to the holders of any Series B Stock, Series A Stock, or Common Stock, the holders of Series B-2 Stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount per share of Series B-2 Stock equal to the original issue price plus all accrued and unpaid dividends.  If the assets of the Company are insufficient to make payment in full to all holders of Series B-2 Stock, then such assets shall be distributed among the holders of Series B-2 Stock ratably in proportion to the full amounts to which they would otherwise be entitled.  The liquidation preference of Series B-2 Stock at December 31, 2013, is comprised of the original issue price of $2,000,000, plus accrued but unpaid dividends of $160,000.

After the payment of the full liquidation preference of the Series B-2 Stock, the holders of Series B-1 Stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount per share of Series B-1 Stock equal to the original issue price plus all accrued and unpaid dividends.  If the assets of the Company are insufficient to make payment in full to all holders of Series B-1 Stock, then such assets shall be distributed among the holders of Series B-1 Stock ratably in proportion to the full amounts to which they would otherwise be entitled.  The liquidation preference of Series B-1 Stock at December 31, 2013, is comprised of the original issue price of $5,156,516, plus accrued but unpaid dividends of $412,522.

After the payment of the full liquidation preference of the Series B-1 Stock, the holders of Series B Stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount per share of Series B Stock equal to the original issue price plus all accrued and unpaid dividends.  If the assets of the Company are insufficient to make payment in full to all holders of Series B Stock, then such assets shall be distributed among the holders of Series B Stock ratably in proportion to the full amounts to which they would otherwise be entitled.  The liquidation preference of Series B Stock at December 31, 2013, is comprised of the original issue price of $10,075,504, plus accrued but unpaid dividends of $806,041.

After the payment of the full liquidation preference of the Series B Stock, the holders of Series A Stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount equal to the original issue price plus all accrued and unpaid dividends.  If the assets of the Company are insufficient to make payment in full to all holders of Series A Stock, then such assets shall be distributed among the holders of Series A Stock ratably in proportion to the full amounts to which they would otherwise be entitled.  The liquidation preference of Series A Stock at December 31, 2013, is comprised of the original issue price of $580,641, plus accrued but unpaid dividends of $40,645.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity - continued:

Liquidation rights - continued

After the payment of the full liquidation preference of the Series A Stock (unless the holders of Series A Stock have converted to Common Stock and therefore would receive no liquidation preference), the holders of Common Stock and Series B Preferred on an as-converted to Common Stock basis shall be entitled to be paid out of the assets of the Company legally available for distribution an amount equal to the original issue price, plus all accrued and unpaid dividends.

Conversion rights

The Series A Stock and Series B Preferred are convertible at the option of the holder into fully paid and non-assessable shares of Common Stock based on a conversion price, which has initially been set equal to the original issue price of the applicable Preferred Series and may be adjusted from time to time to reflect events set out and described in the Amended and Restated Certificate of Incorporation.  Each share of Series Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective applicable Series Preferred conversion price at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the applicable Series B Preferred, voting as a single class on an as-if-converted basis, or immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the per share price is at least five times the original issue price of the Series B Preferred and the gross cash proceeds to the Company are at least $20,000,000.

Redemption rights

The holders of at least 50% of the then outstanding shares of Series B Preferred, voting as a single class on an as-converted basis, may require the Company, to the extent it may lawfully do so, to redeem all of the then outstanding Series B Preferred in three annual installments beginning not prior to March 31, 2013.  The first installment of such redemption shall occur within 90 days of such vote, with each subsequent redemption occurring on the first and second anniversary of the first redemption.  The Company shall effect such redemptions on each redemption date by paying in cash in exchange for the shares of Series B Preferred to be redeemed on such redemption date a sum equal to the greater of: (1) the applicable original issue price per share of the Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like after the filing date hereof) plus accrued and unpaid dividends with respect to such shares, and (2) the fair market value per share of Series B Preferred at the time of the first redemption date.  Shares subject to redemption shall be redeemed from each holder of Series B Preferred on a pro rata basis, based in proportion to the amount of the redemption price that each holder of Series B Preferred is then entitled to receive and shall be apportioned between Series B Stock, Series B-1 Stock, and Series B-2 Stock pro rata based on the shares of Series B Stock, Series B-1 Stock, and Series B-2 Stock held by each such holder.  In the event of a redemption default, interest shall accrue on any unpaid redemption amount at 12% per annum and shall be payable quarterly in arrears.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   5 - Redeemable preferred stock and stockholders’ equity - continued:

Redemption rights - continued

The maximum amount of dividends on the Series B Stock, Series B-1 Stock, and Series B-2 Stock is 8% of the original issue price, which is approximately $806,000, $413,000, and $160,000, respectively.  Due to the redemption provisions of the Series B Preferred, the accrued but unpaid dividends are being accreted to the carrying value of the Series B Preferred using the earliest possible redemption date.  In addition, the issuance costs of approximately $133,000, $73,000 and $32,000 associated with the Series B Stock, Series B-1 Stock, and Series B-2 Stock, respectively, were being accreted to the carrying value using the earliest possible redemption date.  The earliest possible redemption date used to accrete the Series B Stock and Series B-1 Stock was December 14, 2011.  The earliest possible redemption date used to accrete the Series B-2 Stock was March 31, 2013.

Note   6 - Stock-based compensation:

On January 23, 2009, the Company’s Board amended its stock incentive plan (the Amended and Restated Stock Incentive Plan) which authorizes the issuance of options to purchase Common Stock.  The Amended and Restated Stock Incentive Plan provides for the issuance of options to purchase up to 16,143,026 shares of Common Stock to officers, directors, employees, advisors, and consultants.  Options generally vest over four years from the grant date and generally expire in ten years.  There were 755,239 shares available for future grant as of December 31, 2013.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   6 - Stock-based compensation - continued:

The following table summarizes information about stock option activity:

	Number of Shares	Weighted- Average Exercise Price
Outstanding December 31, 2012	9,102,820	$0.03

Exercised	(50,000)	$0.01
Forfeited	(22,500)	$0.01
Outstanding December 31, 2013	9,030,320	$0.03

The weighted-average remaining contractual life of options outstanding and options exercisable at December 31, 2013 was 6.2 years.

The fair value of options vested during the years ended December 31, 2013, was approximately $10,000.

Note   7 - Income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The most significant component of the Company’s deferred tax assets and deferred tax liabilities were temporary differences related to net operating losses and prepaid expenses, respectively.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   7 - Income taxes - continued:

Deferred tax balances are as follows at December 31, 2013:

Deferred tax balances are as follows at December 31, 2013:
	Current	Long-term	Total
Deferred tax assets:
Net operating loss	$-	$8,047,785	$8,047,785
Accrued liabilities	148,127	-	148,127
Depreciation and amortization	-	120,509	120,509
Unearned revenue	100,713	-	100,713
Other	70,431	-	70,431
	319,271	8,168,294	8,487,565
Deferred tax liabilities:
Deferred cost	(57,164)	-	(57,164)
Other	(83,135)	-	(83,135)
	(140,299)	-	(140,299)
Net deferred tax assets (liabilities)	178,972	8,168,294	8,347,266
Valuation allowance	(178,972)	(8,168,294)	(8,347,266)
Net deferred taxes	$-	$-	$-

The Codification requires the Company to periodically assess whether it is more likely than not that it will generate sufficient taxable income to realize its deferred tax assets.  In making this determination, the Company considers all available positive and negative evidence and makes certain assumptions.  The Company considers, among other things, its deferred tax liabilities, the overall business environment, its historical losses, and its outlook for future years.  At December 31, 2013, the Company concluded that it was more likely than not that the deferred tax assets will not be utilized.

The Company’s net deferred tax assets include amounts of net operating loss carryforwards totaling approximately $22.2 million for federal and state income tax purposes as of December 31, 2013.  These net operating loss carryforwards will begin to expire in 2025.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   7 - Income taxes - continued:

The utilization of the Company’s net operating loss carryforwards may be impaired or reduced under certain circumstances.  Events which may affect the Company’s ability to utilize these carryforwards include, but are not limited to, future profitability, cumulative stock ownership changes of 50% or more over a three-year period, as defined by Section 382 of the Internal Revenue Code (IRC), and the timing of the utilization of the tax benefit carryforwards.  Such changes in ownership could significantly restrict the Company’s ability to utilize loss carryforwards in accordance with Sections 382 and 383 of the IRC.  The primary differences between tax computed at the statutory federal rate and the effective tax rate for the year ended December 31, 2013, were non-deductible expenses, state income taxes, and the valuation allowance.

Note   8 - Commitments and contingencies:

Leases

The Company leases office space under a noncancelable operating lease that expires in July 2017.  Commitments for future minimum lease payments, by year and in the aggregate, to be paid under the noncancelable operating lease with initial or remaining terms in excess of one year as of December 31, 2013, are as follows:

Year Ending December 31,
2014	$240,990
2015	247,013
2016	253,184
2017	129,653

$870,840

The total lease payments are recorded as rent expense on a straight-line basis over the lease period.  Total rent expense for the operating lease, including those with terms of less than one year, amounted to approximately $200,000 for the year ended December 31, 2013.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   9 - Stock warrants:

Concurrent with the Company’s debt offering in June 2007, the Company issued stock warrants to the debt holder to purchase up to an aggregate of 85,000 shares of Series B Stock.  The warrants have an exercise price of $0.71 and expire in June 2014.  The number of shares available to be purchased with this warrant is subject to a downward adjustment based on the borrowings of the Company.  The exercise price is adjustable downward based on certain performance conditions as defined in the Certificate of Incorporation, as amended.  The fair value of these warrants was immaterial.

In June 2008, in conjunction with the Company entering into the amended Loan and Security Agreement with its lender, the Company also amended its warrant agreement.  The amendment to the warrant agreement made the following changes to the original warrant agreement: (1) changed the number of shares from a variable amount to a fixed amount of 85,000 and (2) changed the definition of warrant exercise price to $0.1533.  The impact of these changes was immaterial.

Concurrent with the Company’s April 2009 Loan and Security Agreement, the Company issued the holder of this facility warrants to purchase 995,000 shares of the Company’s Common Stock at a price per share of $0.01, of which 650,000 of the shares vested immediately and 3,450 shares vest for each $10,000 borrowed under the revolving debt facility.  The warrant also included a put option for $225,000 cash consideration upon acquisition, initial public offering, or expiration in April 2016.  Due to the cash settlement option these warrants are classified as liabilities and adjusted each reporting period.  The value of the warrants is based upon the greater of the present value of the $225,000 cash put or the estimated fair value using the Black-Scholes option pricing model with the following assumptions: 25% volatility, risk-free interest rate of 2.5%, no dividend yield, and a term of 7 years.  At issuance, the Company recorded approximately $115,000 as a liability relating to these warrants.  These warrants were revalued as of December 31, 2013, with a value of approximately $180,000, and are included in accrued expenses in the accompanying consolidated balance sheet.  The Company’s warrants to purchase common shares are deemed Level 3 as the fair value is based upon unobservable inputs.

OMNILINK SYSTEMS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2013

Note   9 - Stock warrants - continued:

Concurrent with the Company’s May 2013 Loan and Security Agreement, the Company issued the holder of this facility warrants to purchase 995,000 shares of the Company’s Common Stock at a price per share of $0.01, of which 650,000 of the shares vest immediately and 3,450 shares vest for each $10,000 borrowed under the revolving debt facility.  The warrant also included a put option for $225,000 cash consideration upon acquisition, initial public offering, or expiration in April 2020.  Due to the cash settlement option these warrants are classified as liabilities and adjusted each reporting period.  The value of the warrants is based upon the greater of the present value of the $225,000 cash put or the estimated fair value using the Black-Scholes option pricing model with the following assumptions: 25% volatility, risk-free interest rate of 2.5%, no dividend yield, and a term of 7 years.  At issuance, the Company recorded approximately $131,000 as a liability relating to these warrants.  These warrants were revalued as of December 31, 2013, with a value of approximately $138,000, and are included in accrued expenses in the accompanying consolidated balance sheets.  The Company’s warrants to purchase common shares are deemed Level 3 as the fair value is based upon unobservable inputs.
As of December 31, 2013, no warrants have been exercised.

Note 10 - Business concentration:

For the year ended December 31, 2013, one customer accounted for approximately $4,530,000, or 35%, of the Company’s revenue.  At December 31, 2013, approximately $1,240,000, or 37%, of accounts receivable are attributable to one customer.

The Company has three vendors who supply the majority of the Company’s inventory purchases and communication services.

Note 11 - Retirement savings plan:

In 2007, the Company established the Omnilink Systems Retirement Savings Plan (the Plan) under Section 401(k) of the IRC.  The Plan allows an eligible participant, as defined in the Plan document, to make pre-tax contributions up to the maximum allowable percentage of eligible earnings under IRS guidelines.  The Company made no matching or discretionary contributions to the Plan for the years ended December 31, 2013.

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